Exhibit 99.1

WeWork and Upflex Sign Strategic Partnership to Enable Access to Global Network of 5,500 Flex Workspaces

NEW YORK – February 8, 2022 – WeWork Inc., a leading flexible space provider, announced today a strategic and exclusive partnership with Upflex, a coworking aggregator and global flexible workplace startup. The exclusive partnership will establish a combined global network of over 5,500 locations and provide WeWork and Upflex’s clients with enhanced flexibility as they adopt hybrid work strategies. WeWork will also participate in Upflex’s Series A funding alongside additional investors.

Through the partnership, both WeWork and its members will gain access to Upflex’s fast-growing, aggregated portfolio of over 4,800 third-party spaces, provided by over 700 flexspace operators across 80 countries. WeWork will be the exclusive flex workspace operator to sell Upflex inventory to its members, allowing WeWork members to access Upflex’s vast network of third-party spaces while maintaining a streamlined experience through WeWork as their single workspace provider.

Additionally, this partnership will position WeWork to roll out enhanced WeWork Access membership options where members will have the ability to search, view and book space at select non-WeWork locations within the Upflex network. The expanded scale across non-core WeWork markets globally will allow members to choose from a wider array of tailored, flexible space solutions that best fit their specific real estate requirements.

Reciprocally, Upflex will be the exclusive coworking aggregator to access WeWork’s global inventory, allowing both Upflex’s customers and employees to book workspace at WeWork locations through the Upflex platform and marking the first time WeWork has allowed workspace bookings from a third-party platform. This partnership will also enable all coworking brands on the Upflex network to leverage WeWork’s community of more than 28,000 member companies around the world.

Sandeep Mathrani, CEO of WeWork, said, “We are pleased to invest in and partner with the great team at Upflex, whose vast network of flexible office locations and offerings are a strong addition to WeWork’s portfolio. As we look to the future of work, this partnership will not only drive more value in our own product offerings for WeWork members, but also promote a more innovative and collaborative flex ecosystem that is continually thinking of new ways to better serve the workforce.”

Christophe Garnier, CEO of Upflex, said, “This partnership is a significant step forward for both our supply partners, who will see huge demand growth, and our customers, who will be able to embrace the largest and highest quality flex network in the world. WeWork and Upflex share the same goal: create a better workplace for everyone, and we are excited to take the industry to a new level by matching the largest players in supply and demand together.”

The deal marks a step forward in WeWork’s continued shift into an asset-light growth strategy by exponentially increasing the physical network for members without added incremental capital investments. Additionally, by partnering with Upflex, WeWork is enhancing its tech-first approach to providing an exceptional member experience through Upflex’s online marketplace.

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About WeWork

WeWork (NYSE: WE) was founded in 2010 with the vision to create environments where people and companies come together and do their best work. Since then, we’ve become one of the leading global flexible space providers committed to delivering technology-driven turnkey solutions, flexible spaces, and community experiences. For more information about WeWork, please visit us at wework.com.

About Upflex

Upflex is a virtual platform created around the idea that today’s companies must provide on-demand workplace flexibility while embracing environmental sustainability. Through a global, best-in-class, comprehensive network of workspaces, Upflex offers companies flexibility and a workspace hybrid model for their employees. It provides instant access to the largest global network of workspaces across 5,500+ locations in 80 countries.

Forward-Looking Statements

Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include, but are not limited to, those regarding the partnership agreement with Upflex and the concurrent financing, and the transactions contemplated thereby, future strategic growth, efficiency, and enhanced customer experience, the anticipated benefits of the partnership and financing, future financial and operating results of WeWork or Upflex, and other statements about future expectations, plans and prospects. The words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “predict,” “plan,” “pipeline,” “potential,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although WeWork believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, WeWork’s ability to recognize the anticipated strategic, economic and other benefits of the partnership and the financing; the effect of the announcement of the partnership and the financing on WeWork’s business, operating results and relationships with customers, suppliers, competitors and others; risks that the partnership or financing may alter or change WeWork’s current plans and business operations; changes in general economic conditions, including as a result of the COVID-19 pandemic; delays in customers and prospective customers returning to the office and taking occupancy as a result of the COVID-19 pandemic, as well as the response of governments and business, and the emergence of variants leading to a parallel delay in receiving the corresponding revenue; the success of new product offerings; and WeWork’s inability to implement its business plan. Forward-looking statements speak only as of the date they are made. WeWork discusses these and other risks and uncertainties in its annual and quarterly periodic reports and other documents filed with the U.S. Securities and Exchange Commission. WeWork may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Contacts

Investors

Chandler Salisbury

investor@wework.com

Media

Julia Sullivan

press@wework.com